UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 26, 2023

USD Partners LP
(Exact name of registrant as specified in its charter)

Delaware	001-36674	30-0831007
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
811 Main Street, Suite 2800
Houston, Texas 77002
(Address of principal executive offices) (Zip Code)
(281) 291-0510
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Units Representing Limited Partner Interests	USDP	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 26, 2023, USD Partners LP (the “Partnership”) received a notice from the New York Stock Exchange (“NYSE”) that it is not in compliance with the continued listing criteria under Section 802.01C of the NYSE's Listed Company Manual, because the average closing price of the Partnership's common units was less than $1.00 over a consecutive 30 trading-day period.

Under the applicable rules of the NYSE, the Partnership will respond to the NYSE within ten business days of receipt of the non-compliance notice with respect to its intent to cure the deficiency to regain compliance with the average closing price criteria. The rules allow the Partnership to potentially submit a plan to regain compliance within a six-month grace period. The Partnership would then have six months from its receipt of the non-compliance notice to cure the deficiency and regain compliance by having a closing price of at least $1.00 per unit on the last trading day of any calendar month during the six-month cure period and an average closing unit price of at least $1.00 over the 30 trading-day period ending on the last trading day of that month or by the Partnership meeting such standards on the last trading day of the cure period.

At this time, the notice does not result in delisting of the Partnership's common units, which will continue to be listed and traded on the NYSE under the ticker “USDP” with an added designation of “.BC” to indicate “below compliance,” subject to the Partnership's continued compliance with the NYSE's other applicable listing rules.

The NYSE notification does not affect the Partnership’s business operations or its Securities and Exchange Commission reporting requirements, nor does it conflict with or cause an event of default under the Partnership’s credit agreement or other agreements.

Item 7.01	Regulation FD Disclosure.

On July 26, 2023, the Partnership issued a press release announcing the receipt of the notice of noncompliance from the NYSE, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K (this “Current Report”) and is incorporated herein by reference.

The information furnished in this Item 7.01 and in Exhibit 99.1 to this Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Cautionary Note Regarding Forward-Looking Statements

This Current Report contains forward-looking statements within the meaning of U.S. federal securities laws, including statements regarding whether the Partnership will seek to regain, or regain compliance with, the NYSE’s listing standards; the ability of the Partnership to remain in compliance with the NYSE’s other listing standards; and the timing of any process involving the continued listing or any delisting of the common units. Words and phrases such as “expect,” “plan,” “intent,” “believes,” “projects,” “anticipates,” “subject to” and similar expressions are used to identify such forward-looking statements. However, the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements relating to the Partnership are based on management’s expectations, estimates and projections about the Partnership, its interests, market conditions, and the energy industry in general on the date this press release was issued. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Factors that could cause actual results or events to differ materially from those described in the forward-looking statements include the Partnership’s pursuit of and ability to develop a plan to regain compliance with NYSE listing standards, equity market conditions and those factors set forth under the heading “Risk Factors” and elsewhere in the Partnership’s most recent Annual Report on Form 10-K and in the Partnership’s subsequent filings with the Securities and Exchange Commission. The Partnership is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press release of USD Partners LP dated July 26, 2023.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USD Partners LP (Registrant)

	By:	USD Partners GP LLC,
its general partner

Date: July 26, 2023	By:	/s/ Adam Altsuler
	Name:	Adam Altsuler
	Title:	Executive Vice President, Chief Financial Officer